EXHIBIT 99.1

Pega Cloud ACV Grows 54% in 2019

•	Total ACV up 22% to $693 million, powered by Pega Cloud Choice™

•	Pega Cloud Backlog up 41% to $422 million

•	Pega Cloud Revenue up 62% to $134 million

•	2020 Guidance: Revenue $1.1 billion

CAMBRIDGE, Mass. — February 12, 2020 — Pegasystems Inc. (NASDAQ: PEGA), the software company empowering digital transformation at the world’s leading enterprises, released its financial results for the fourth quarter and full year 2019.
“We delivered a very strong Q4, capping off a solid year, and we’re excited about our prospects in this new decade,” said Alan Trefler, founder and CEO, Pegasystems. “We have a tremendous opportunity to help our clients achieve their digital transformation goals, and I’m confident in our ability to execute.”
“Total ACV increased 22% year over year, reaching $693 million, and total Backlog increased by 33% to $836 million,” said Ken Stillwell, CFO, Pegasystems. “We expect these outstanding results to set the foundation for Pega to breakthrough $1 billion in annual revenue in 2020.”
Financial and performance metrics (1)

(Dollars in thousands, except per share amounts)	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	Change	2019	2018	Change
Total revenue	$276,542	$256,357	8%	$911,383	$891,581	2%
Subscription revenue (2)	$189,486	$142,273	33%	$613,759	$524,758	17%
Net income (loss) - GAAP	$918	$16,413	(94)%	$(90,433)	$10,617	*
Net income (loss) - Non-GAAP	$15,682	$26,480	(41)%	$(35,082)	$46,006	*
Diluted earnings (loss) per share - GAAP	$0.01	$0.20	(95)%	$(1.14)	$0.13	*
Diluted earnings (loss) per share - Non-GAAP	$0.19	$0.32	(41)%	$(0.44)	$0.55	*
* not meaningful
(1) A reconciliation of the GAAP measures to our Non-GAAP measures is contained in the financial schedules at the end of this release.
(2) Reflects client arrangements (term license, cloud, and maintenance) that are subject to renewal.

(Dollars in thousands)	Three Months Ended December 31,						Year Ended December 31,
	2019		2018		Change		2019		2018		Change
Cloud	$39,136	14%	$24,660	10%	$14,476	59%	$133,746	15%	$82,627	9%	$51,119	62%
Term license	77,176	28%	50,186	20%	26,990	54%	199,433	22%	178,256	20%	21,177	12%
Maintenance	73,174	27%	67,427	25%	5,747	9%	280,580	30%	263,875	30%	16,705	6%
Subscription	189,486	69%	142,273	55%	47,213	33%	613,759	67%	524,758	59%	89,001	17%
Perpetual license	36,729	13%	53,034	21%	(16,305)	(31)%	80,015	9%	109,863	12%	(29,848)	(27)%
Consulting	50,327	18%	61,050	24%	(10,723)	(18)%	217,609	24%	256,960	29%	(39,351)	(15)%
Total revenue	$276,542	100%	$256,357	100%	$20,185	8%	$911,383	100%	$891,581	100%	$19,802	2%

Annual contract value (“ACV”) (1)
The change in ACV measures the growth and predictability of future cash flows from committed Pega Cloud and Client Cloud arrangements as of the end of the particular reporting period.
(1) See schedules at the end of this release for additional information.
Remaining performance obligations ("Backlog")
Expected future revenue on existing contracts:

	December 31, 2019
(Dollars in thousands)	Perpetual license	Term license	Maintenance	Cloud	Consulting	Total
1 year or less	$2,305	$97,826	$206,882	$165,571	$20,798	$493,382	58%
1-2 years	2,179	12,014	30,291	128,109	1,439	174,032	21%
2-3 years	—	3,132	17,844	84,788	132	105,896	13%
Greater than 3 years	—	3,861	13,277	43,702	1,993	62,833	8%
	$4,484	$116,833	$268,294	$422,170	$24,362	$836,143	100%
Change in Backlog Since December 31, 2018
	$(14,185)	$32,453	$60,380	$123,353	$3,169	$205,170
	(76)%	38%	29%	41%	15%	33%

	December 31, 2018
(Dollars in thousands)	Perpetual license	Term license	Maintenance	Cloud	Consulting	Total
1 year or less	$14,665	$72,378	$192,274	$103,354	$17,235	$399,906	63%
1-2 years	2,343	10,355	10,436	80,214	2,810	106,158	17%
2-3 years	1,661	1,414	3,644	61,906	940	69,565	11%
Greater than 3 years	—	233	1,560	53,343	208	55,344	9%
	$18,669	$84,380	$207,914	$298,817	$21,193	$630,973	100%

Guidance for 2020
As of February 12, 2020, we are providing the following guidance:

	Year Ended December 31, 2020
(in millions, except per share amounts)	GAAP	Non-GAAP (1)
Revenue	$1,100	$1,100
Net income (loss)	$(70.5)	$16.7
Diluted earnings (loss) per share	$(0.89)	$0.20
(1) A reconciliation of our GAAP and Non-GAAP guidance is contained in the financial schedules at the end of this release.
Quarterly conference call
A conference call and audio-only webcast will be conducted at 5:00 p.m. EDT on February 12, 2020.
Members of the public and investors are invited to join the call and participate in the question and answer session by dialing 1-866-548-4713 (domestic), 1-323-794-2093 (international), or via webcast by logging onto www.pega.com at least five minutes prior to the event's broadcast and clicking on the webcast icon in the Investors section.
A replay of the call will also be available on www.pega.com/about/investors by clicking the earnings calls link in the Investors Relations section.
Discussion of Non-GAAP financial measures
To supplement the financial results presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), we provide Non-GAAP measures, including in this release. We utilize several different financial measures, both GAAP and Non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. Our annual financial plan is prepared on both a GAAP and a Non-GAAP basis. In addition, because of the importance of these measures in managing the business, we use Non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.
The Non-GAAP measures exclude the effects of stock-based compensation expense, amortization of intangible assets, and foreign currency transaction gains and losses. We believe these Non-GAAP measures are helpful in understanding our past financial performance and our anticipated future results.
These Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. They should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
A reconciliation of the GAAP measures to our Non-GAAP measures is contained in the financial schedules at the end of this release.
Forward-looking statements
Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995
These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which we operate and management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “estimate,” “may,” “target,” “strategy,” “project,” “guidance,” “likely,” “usually,” or variations of such words and similar expressions are intended to identify such forward-looking statements.
Important factors that could cause actual future activities and results to differ materially from those expressed in such forward-looking statements include, among others, management of our transition to a more subscription-based business model, variation in demand for our products and services, the adequacy of our liquidity and capital resources, compliance with our debt obligations and debt covenants, reliance on third-party relationships, reliance on key personnel, the inherent risks associated with international operations and the continued uncertainties in the global economy, our continued effort to market and sell both domestically and internationally, foreign currency exchange rates, the potential legal and financial liabilities and reputation damage due to cyber-attacks and security breaches, and management of our growth. These risks and other factors that could cause actual results to differ materially from those expressed in such forward-looking statements are described further in Part I of our Annual Report on Form 10-K for the year ended December 31, 2019, and other filings we make with the U.S. Securities and Exchange Commission (“SEC”). These documents are available on the Company’s website at www.pega.com/about/investors.

Investors are cautioned not to place undue reliance on such forward-looking statements, and there are no assurances that the results contained in such statements will be achieved. Although new information, future events, or risks may cause actual results to differ materially from future results expressed or implied by such forward-looking statements, except as required by applicable law, we do not undertake and expressly disclaim any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events, or otherwise.
The forward-looking statements contained in this press release represent the Company’s views as of February 12, 2020.
About Pegasystems
Pega is the leader in cloud software for customer engagement and operational excellence. The world’s most recognized and successful brands rely on Pega’s AI-powered software to optimize every customer interaction on any channel while ensuring their brand promises are kept. Pega’s low-code application development platform allows enterprises to quickly build and evolve apps to meet their customer and employee needs and drive digital transformation on a global scale. For more than 35 years, Pega has enabled higher customer satisfaction, lower costs, and increased customer lifetime value.
For more information on Pegasystems (NASDAQ: PEGA) visit www.pega.com.
Press contact:
Lisa Pintchman
Pegasystems Inc.
lisa.pintchman@pega.com
(617) 866-6022
Twitter: @pega
Investor contact:
Garo Toomajanian
ICR for Pegasystems Inc.
pegainvestorrelations@pega.com
(617) 866-6077

All trademarks are the property of their respective owners.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue
Software license	$113,905	$103,220	$279,448	$288,119
Maintenance	73,174	67,427	280,580	263,875
Services	89,463	85,710	351,355	339,587
Total revenue	276,542	256,357	911,383	891,581
Cost of revenue
Software license	674	1,397	3,656	5,169
Maintenance	6,341	6,530	25,656	24,565
Services	70,592	69,984	280,710	272,031
Total cost of revenue	77,607	77,911	310,022	301,765
Gross profit	198,935	178,446	601,361	589,816
Operating expenses
Selling and marketing	133,395	103,650	474,459	373,495
Research and development	52,408	46,449	205,210	181,710
General and administrative	14,877	12,894	56,570	51,643
Total operating expenses	200,680	162,993	736,239	606,848
(Loss) income from operations	(1,745)	15,453	(134,878)	(17,032)
Foreign currency transaction gain (loss)	1,242	1,863	(2,335)	2,421
Interest (loss) income, net	(15)	629	1,808	2,705
Other income, net	181	—	559	363
(Loss) income before (benefit from) provision for income taxes	(337)	17,945	(134,846)	(11,543)
(Benefit from) provision for income taxes	(1,255)	1,532	(44,413)	(22,160)
Net income (loss)	$918	$16,413	$(90,433)	$10,617
Earnings (loss) per share
Basic	$0.01	$0.21	$(1.14)	$0.14
Diluted	$0.01	$0.20	$(1.14)	$0.13
Weighted-average number of common shares outstanding
Basic	79,430	78,680	79,055	78,564
Diluted	83,624	82,536	79,055	83,064

PEGASYSTEMS INC.
UNAUDITED RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
(in thousands, except percentages and per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	Change	2019	2018	Change
Total revenue - GAAP and Non-GAAP	$276,542	$256,357	8%	$911,383	$891,581	2%

Net income (loss) - GAAP	$918	$16,413	(94)%	$(90,433)	$10,617	*
Amortization of intangible assets	1,018	2,935		6,625	11,443
Stock-based compensation (2)	20,666	16,289		80,909	63,862
Foreign currency transaction (gain) loss	(1,242)	(1,863)		2,335	(2,421)
Income tax effects (3)	(5,678)	(7,294)		(34,518)	(37,495)
Net income (loss) - Non-GAAP	$15,682	$26,480	(41)%	$(35,082)	$46,006	*

Diluted earnings (loss) per share - GAAP	$0.01	$0.20	(95)%	$(1.14)	$0.13	*
Non-GAAP adjustments	0.18	0.12		0.70	0.42
Diluted earnings (loss) per share - Non-GAAP	$0.19	$0.32	(41)%	$(0.44)	$0.55	*

Diluted weighted-average number of common shares outstanding - GAAP	83,624	82,536	1%	79,055	83,064	(5)%
Incremental dilutive shares for Non-GAAP	—	—		—	—
Diluted weighted-average number of common shares outstanding - Non-GAAP	83,624	82,536	1%	79,055	83,064	(5)%
* not meaningful
(1) Our Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. They should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Our Non-GAAP financial measures reflect adjustments based on the following items:

•
Amortization of intangible assets: We have excluded the amortization of intangible assets from our Non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues recognized during the periods presented and is expected to contribute to our future period revenues as well. Amortization of intangible assets is likely to recur in future periods.

•
Stock-based compensation: We have excluded stock-based compensation from our Non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future period revenues, we continue to evaluate our business performance excluding stock-based compensation.

•
Foreign currency transaction (gain) loss: We have excluded foreign currency transaction gains and losses from our Non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by changes in foreign exchange market rates. Foreign currency transaction gains and losses will recur in future periods.

For additional information about our use of Non-GAAP measures, the reasons why management uses these measures, the usefulness of these measures, and the material limitations on the usefulness of these measures, see “Discussion of Non-GAAP financial measures” included earlier in this release and below.

(2) Stock-based compensation was:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2019	2018	2019	2018
Cost of revenues	$4,605	$4,585	$18,822	$16,862
Selling and marketing	8,610	6,342	32,665	23,237
Research and development	4,948	3,919	18,938	15,274
General and administrative	2,503	1,443	10,484	8,489
	$20,666	$16,289	$80,909	$63,862
Income tax benefit	$(4,166)	$(3,346)	$(16,392)	$(13,383)
(3) Effective income tax rates were:

	Year Ended December 31,
	2019	2018
GAAP	33%	192%
Non-GAAP	22%	25%
Our effective income tax rate under GAAP is subject to significant fluctuations due to a variety of factors, including excess tax benefits generated by our stock-based compensation plans, tax credits for stock-based compensation awards to research and development employees, and unfavorable foreign stock-based compensation adjustments. We determine our Non-GAAP income tax rate by using applicable rates in taxing jurisdictions and assessing certain factors, including our historical and forecast earnings by jurisdiction, discrete items, and our ability to realize tax assets. We believe it is beneficial for our management to review our Non-GAAP effective income tax rate on a basis consistent with the effective income tax rate in our annual plan as established at the beginning of each year given this tax rate volatility.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2019	December 31, 2018
Assets
Cash, cash equivalents, and marketable securities	$68,363	$207,423
Receivables (billed and unbilled)	501,675	504,765
Goodwill	79,039	72,858
Other assets	335,735	197,507
Total assets	$984,812	$982,553

Liabilities and stockholders’ equity
Accrued expenses, including compensation and related expenses	$152,127	$127,814
Deferred revenue, current	190,080	185,145
Other liabilities	103,595	48,063
Stockholders’ equity	539,010	621,531
Total liabilities and stockholders’ equity	$984,812	$982,553

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2019	2018
Net (loss) income	$(90,433)	$10,617
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities
Non-cash items	99,251	73,027
Change in operating assets and liabilities, net	(50,983)	20,712
Cash (used in) provided by operating activities	(42,165)	104,356
Cash provided by (used in) investing activities	70,074	(48,196)
Cash (used in) financing activities	(74,258)	(101,460)
Effect of exchange rate changes on cash and cash equivalents	290	(2,557)
Net (decrease) in cash and cash equivalents	(46,059)	(47,857)
Cash and cash equivalents, beginning of period	114,422	162,279
Cash and cash equivalents, end of period	$68,363	$114,422

PEGASYSTEMS INC.
ANNUAL CONTRACT VALUE (“ACV”) (1) (2)
(in thousands, except percentages)

	December 31,		Change
	2019	2018	Reported		Constant currency
Maintenance	$292,696	$269,708	$22,988	9%	8%
Term	231,267	190,349	40,918	21%	21%
Client Cloud	523,963	460,057	63,906	14%	14%
Pega Cloud	169,329	109,973	59,356	54%	54%
Total ACV	$693,292	$570,030	$123,262	22%	22%
(1) Total ACV, as of a given date, is the sum of the following two components:

•
Client Cloud: the sum of (1) the annual value of each term license contract in effect on such date, which is equal to its total license value divided by the total number of years and (2) maintenance revenue reported for the quarter ended on such date, multiplied by four. We do not provide hosting services for Client Cloud arrangements.

•	Pega Cloud: the sum of the annual value of each cloud contract in effect on such date, which is equal to its total value divided by the total number of years.
(2) As foreign currency exchange rates are an important factor in understanding period to period comparisons, we believe the presentation of ACV growth rates on a constant currency basis enhances the understanding of our results and evaluation of our performance in comparison to prior periods.

PEGASYSTEMS INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE
(in millions, except per share amounts)

Year Ended December 31, 2020
Revenue (GAAP and Non-GAAP)	$1,100.0

Net loss (GAAP)	$(70.5)
Amortization of intangible assets	4.0
Stock-based compensation	101.6
Income tax effects	(18.4)
Net income (Non-GAAP)	$16.7

Diluted loss per share (GAAP)	$(0.89)
Non-GAAP adjustments	1.09
Diluted income per share (Non-GAAP)	$0.20

Diluted weighted-average number of common shares outstanding - GAAP	79.2
Incremental dilutive shares for Non-GAAP	5.8
Diluted weighted-average number of common shares outstanding - Non-GAAP	85.0